                                                                                             FREE WRITING PROSPECTUS FOR
                                                                                                HOME LOAN TRUST 2006-HI4
                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

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GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

HOME LOAN TRUST 2006-HI4
Issuing Entity

HOME LOAN-BACKED NOTES,
SERIES 2006-HI4

$[272,968,000] NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

SEPTEMBER [20], 2006

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (FILE NO.  333-131196)  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES AND EXCHANGE
COMMISSION  (THE SEC) FOR THE  OFFERING  TO WHICH THIS FREE  WRITING  PROSPECTUS  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE
PROSPECTUS  IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS  THE  DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT
NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free  writing  prospectus  does not contain all  information  that is  required  to be  included  in the base  prospectus  and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the securities, supersedes any information contained in any prior similar materials relating to these securities.

This free  writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities  in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities referred to in this free  writing  prospectus  and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the securities, until we have accepted your offer to purchase securities.

The  securities  referred  to in this free  writing  prospectus  are being  sold  when,  as and if issued.  The  issuing  entity is not obligated to issue such  securities or any similar  security and our obligation to deliver such  securities is subject to the terms and conditions of our  underwriting  agreement with the issuing entity and the  availability of such  securities  when, as and if issued by the issuing  entity.  You are advised that the terms of the  securities,  and the  characteristics  of the home loan pool backing them, may change (due, among other things,  to the possibility  that home loans that comprise the pool may become  delinquent or defaulted or may be  removed or  replaced  and that  similar  or  different  home  loans may be added to the pool,  and that one or more  classes of securities  may be split,  combined or  eliminated),  at any time prior to  issuance or  availability  of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities to you is conditioned on the home loans and securities  having the  characteristics  described in the preliminary prospectus.  If for any reason the issuing entity does not deliver such securities,  we will notify you, and neither the issuing entity nor any  underwriter  will have any  obligation  to you to deliver all or any portion of the  securities  which you have  committed  to purchase,  and none of the  issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising  from or related to such non-delivery.

                                                        IRS CIRCULAR 230 NOTICE

  This free  writing  prospectus  is not  intended  or written  to be used,  and cannot be used,  for the  purpose of  avoiding
  U.S.  federal,  state or local tax penalties.  This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed  herein.  Investors should seek advice based on their particular circumstances from an independent tax advisor.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends,  disclaimers or other notices that may appear with this  communication  to which this free writing  prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not applicable to these materials and should be  disregarded.  Such legends,  disclaimers or other notices have been  automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information  contained in the attached materials (the  "Information") may include various forms of performance  analysis,  security characteristics  and securities pricing estimates for the securities  described therein.  Should you receive Information that refers to the "Statement  Regarding  Assumptions and Other Information",  please refer to this statement instead. The Information is illustrative and is not intended to predict actual  results which may differ  substantially  from those  reflected in the  Information.  Performance analysis is based on certain assumptions with respect to significant  factors that may prove not to be as assumed.  Performance results are based on mathematical  models that use inputs to calculate results.  As with all models,  results may vary significantly  depending upon the value given to the inputs.  Inputs to these  models  include but are not  limited  to:  prepayment  expectations  (econometric prepayment models, single expected lifetime prepayments or a vector of periodic  prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity  instruments),  collateral  assumptions (actual pool level data, aggregated pool level data, reported factors or imputed  factors),  volatility  assumptions  (historically  observed or implied  current) and reported  information
(paydown  factors,  rate resets,  remittance  reports and trustee  statements).  Models used in any analysis  may be  proprietary,  the results  therefore,  may be  difficult  for any  third  party  to  reproduce.  Contact  your  registered  representative  for  detailed explanations of any modeling techniques employed in the Information.

The  Information  may not reflect the impact of all  structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest  rates.  You should consider  whether the behavior of these  securities  should be tested using  assumptions  different from those included in the  Information.  The assumptions  underlying the  Information,  including structure and collateral,  may be modified from time to time to reflect changed facts and  circumstances.  Offering  Documents  contain data that is current as of their publication dates and after publication may no longer be accurate,  complete or current.  Contact your registered representative for Offering Documents,  current Information or additional materials,  including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.
Any pricing  estimates  Bear Stearns has supplied at your request (a)  represent our view, at the time  determined,  of the  investment value of the  securities  between the  estimated  bid and offer  levels,  the spread  between  which may be  significant  due to market volatility or  illiquidity,  (b) do not  constitute a bid by Bear Stearns or any other person for any security,  (c) may not constitute prices at which the  securities  could have been  purchased  or sold in any market at any time,  (d) have not been  confirmed by actual trades,  may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory,  and may not take into  account  the size of a position  you have in the  security,  and (e) may have been  derived  from matrix  pricing  that uses data relating to other securities whose prices are more readily  ascertainable to produce a hypothetical  price based on the estimated yield spread relationship between the securities.

General  Information:  Bear  Stearns  and/or  individuals  associated  therewith  may have  positions  in these  securities  while  the
Information is circulating or during such period may engage in transactions  with the issuer or its affiliates.  We act as principal in
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to receive  compensation  specifically to act in such  capacities.  If you are subject to ERISA,  the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                                        HOME LOAN TRUST 2006-HI4
                                                     $[272,968,000] (APPROXIMATE)
                                                     CHARACTERISTICS OF THE NOTES

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CLASS         APPROXIMATE      INTEREST     PRINCIPAL    EXPECTED WAL        EXPECTED        FINAL SCHEDULED    EXPECTED RATING
                                                                         PRINCIPAL WINDOW
                                                             (YRS)           (MONTHS)         DISTRIBUTION
               SIZE ($)          TYPE         TYPE         CALL/MAT          CALL/MAT           DATE (7)         (MOODY'S/S&P)
----------- ---------------- ------------- ------------ ---------------- ------------------ ------------------ ------------------
A-1             115,959,000  Floating (5)      SEQ        0.90 / 0.90       1-22 / 1-22         7/25/2020          Aaa / AAA
A-2              18,915,000     Fixed          SEQ        2.00 / 2.00      22-26 / 22-26        5/25/2021          Aaa / AAA
A-3              59,933,000     Fixed          SEQ        3.00 / 3.00      26-48 / 26-48        3/25/2026          Aaa / AAA
A-4              78,161,000   Fixed (6)        SEQ        6.21 / 7.00     48-93 / 48-189       10/25/2036          Aaa / AAA
TOTAL           272,968,000
----------- ---------------- ------------- ------------ ---------------- ------------------ ------------------ ------------------

NOTES:
(1)      100% Prepayment Assumption:  5.0% CPR in month 1 of the Home Loans, and an additional approximately 1.428571%
         per annum in each month thereafter until month 15.  On and after month 15, 25.0% CPR.
(2)      Transaction priced to a 10% clean-up call.
(3)      The principal amount of each Class of Notes is subject to a 5% variance.
(4)      100% principal and interest guaranty by FGIC (as defined herein),  subject to the limitations set forth under
         "Credit Enhancement".
(5)      The lesser of (a) One-Month LIBOR +  0.__% per annum and (b) 9.00% per annum.
(6)      If the 10% clean-up call is not exercised,  the Note Rate  applicable to the Class A-4 Notes will increase by
         0.50% per annum on the second Payment Date after the first possible Call Date.
(7)      Run at 0% CPR to maturity  assuming on each payment  date that the Reserve  Amount  Target  equals 0% for the
         Class A-1 through Class A-3 Notes;  and for the Class A-4 Notes the month  following the latest maturing loan

ISSUING ENTITY:                             Home Loan Trust 2006-HI4

DEPOSITOR:                                  Residential Funding Mortgage Securities II, Inc., an affiliate of Residential Funding
                                            Corporation.

CREDIT ENHANCER:                            Financial Guaranty Insurance Company ("FGIC").

SELLER:                                     Residential Funding Corporation.

UNDERWRITERS:                               Lead Manager:     Bear, Stearns & Co. Inc.
                                            Co-Manager:       Residential Funding Securities, LLC.

MASTER SERVICER AND
SPONSOR:                                    Residential   Funding   Corporation   (the  "Master   Servicer"  or  "RFC"),   an  indirect
                                            wholly-owned subsidiary of GMAC Mortgage Group, Inc.

SUBSERVICERS:                               HomeComings  Financial  Network,  Inc.   ("HomeComings"),   a  wholly-owned  subsidiary  of
                                            Residential  Funding,  will  subservice  approximately  60.8%  of the home  loans  and GMAC
                                            Mortgage  Corporation  ("GMACM"),  an affiliate of  Residential  Funding,  will  subservice
                                            39.2% of the home loans.

INDENTURE TRUSTEE:                          JPMorgan Chase Bank, National Association.

OWNER TRUSTEE:                              Wilmington Trust Company.

ORIGINATOR:                                 HomeComings originated  approximate 4.6% of the home loans. GMACM originated  approximately
                                            39.0% of the home loans.  Capital One Home Loans LLC originated  approximately16.0%  of the home loans.

THE NOTES:                                  Home Loan Trust  2006-HI4  will  issue 4 classes of Home  Loan-Backed  Notes,  namely:  the
                                            Class A-1, Class A-2, Class A-3 and Class A-4 Notes  (collectively,  the "Class A Notes" or the "Offered Notes").

CUT-OFF DATE:                               As of September 1, 2006.

CLOSING DATE:                               On or about September [28], 2006.

PAYMENT DATE:                               The 25th of each  month  (or the next  business  day if such  day is not a  business  day), commencing on October 25, 2006.

OPTIONAL REDEMPTION:                        The Master  Servicer may, at its option,  effect an early  redemption or termination of the
                                            Notes on the first  Payment  Date on which the  aggregate  pool  balance  of the Home Loans declines to less than 10% of the Cut-off Date pool balance (the "Call Date").

MINIMUM DENOMINATIONS:                      For the Class A Notes:  $100,000 and in integral multiples of $1 in excess thereof.

FORM OF REGISTRATION:                       Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

TAX STATUS:                                 For federal  income tax purposes,  the Notes will be  characterized  as  indebtedness  to a noteholder other than a noteholder who beneficially owns the certificates.

ERISA ELIGIBILITY:                          The Notes may be  eligible  for  purchase  by  employee  benefit  plans and other plans and arrangements  that are  subject  to ERISA or Section  4975 of the Code,  subject to certain considerations.

SMMEA TREATMENT:                            The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

THE ASSETS OF THE TRUST:                    The  assets  of the  Trust  will  include a group of  conventional,  closed-end,  first and second-lien,  fixed-rate home loans (the "Home Loans"),  the proceeds of which will be used primarily for debt  consolidation.  The Home Loans will be secured by  mortgages,  deeds of trust or other  similar  security  instruments.  A  substantial  majority of the Home Loans will have a combined  loan-to-value  ratio in excess of 100%.  As of the close of  business on the business  day prior to the Cut-off  Date,  the  aggregate  principal  balance of the
                                            Home Loans will be approximately $273,789,559 (the "Cut-off Date pool balance").

DELAY DAYS:                                 The Class A Notes,  other than the Class A-1 Notes,  will have a payment  delay of 24 days.
                                            With respect to the Class A-1 Notes, 0 days.

NOTE RATE:                                  Interest will accrue on all of the Notes,  other than the Class A-1 Notes,  at a fixed rate during the month prior to the month of the related Payment Date on a 30/360-day basis.

                                            Interest  will  accrue  on the  Class  A-1  Notes  at a rate  equal  to the  lesser  of (a)
                                            One-Month LIBOR + 0.__% per annum and (b) 9.00% per annum, payable monthly.

                                            With  respect  to any  Payment  Date,  the Class A-1 Notes  will be  entitled  to  interest accrued from and including  the  preceding  Payment Date (or from and including the Closing
                                            Date in the case of the  first  Payment  Date) to and  including  the day prior to the then current  Payment  Date (the  "Class A-1 Accrual  Period")  at the related  Note Rate on the note balance of the Class A-1 Notes on an actual/360-day basis.

                                            The Note Rate  applicable  to the Class A-4 Notes will  increase  by 0.50% per annum on the second Payment Date after the first possible Call Date.

PRIORITY OF PAYMENTS:                       On each Payment  Date,  principal  and  interest  collections  will be  allocated  from the payment account in the following order of priority:

                                            o  first, to pay the Credit Enhancer the premium for the Policy,  along with any previously unpaid premiums for the Policy, with interest;
                                            o  second,  to pay accrued interest due on the note balance of the Notes,  plus any accrued interest remaining unpaid from any prior Payment Date;
                                            o  third,  to pay as  principal on the Notes an amount  equal to the  Principal  Collection
                                               Payment Amount for that Payment Date;
                                            o  fourth,  to pay as  principal  on the  Notes an  amount  equal to the  Liquidation  Loss
                                               Payment Amount for that Payment Date;
                                            o  fifth,  to  reimburse  the Credit  Enhancer  for prior  draws  made on the  Policy  with interest;
                                            o  sixth,  to pay as principal on the Notes an amount equal to the Reserve  Increase Amount for that Payment Date;
                                            o  seventh,  to pay the  Credit  Enhancer  any  other  amounts  owed  under  the  insurance agreement; and
                                            o  eighth, to pay any remaining amounts to the holders of the certificates.
PRINCIPAL PAYMENTS
FOR THE NOTES:                              Any payments of  principal  allocable  to the Class A Notes shall be paid  sequentially  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4 Notes,  in that  order,  in each case until the outstanding note balances of each of these Notes has been reduced to zero.

                                            On the Payment  Date in October  2036,  principal  will be due and payable on each Class of
                                            Notes in amounts equal to the related note balance, if any.

CREDIT ENHANCEMENT:                         Credit  enhancement  with respect to the Notes will be provided by (1) Excess  Spread,  (2)
                                            Overcollateralization and (3) FGIC Insurance Policy (the "Policy").

                                            EXCESS  SPREAD:  Because  the  mortgagors  are  expected  to pay more  interest on the Home
                                            Loans than is necessary  to pay interest on the Notes,  along with fees and expenses of the trust each  month,  there may be excess  cash flow.  This  excess  cash flow may be used to protect the Notes  against  losses by making an  additional  payment of principal up to the amount of the losses.

                                            OVERCOLLATERALIZATION:  Excess cash flow that is not needed to cover  losses in the current period  will be used to make  additional  principal  payments  on the Notes  until the pool balance  exceeds the  aggregate  principal  amount of the Notes by a specified  amount,  as described  herein.  This  excess  will  represent  overcollateralization,  which may absorb some  losses on the Home  Loans,  if they are not  covered by excess  cash flow.  Until the level of  overcollateralization  reaches what is required,  or thereafter  falls below what is required,  the excess cash flow described  above will be paid to the Notes as additional principal,  as described  herein,  in order to reach and  maintain  the  required  level of overcollateralization.

                                            FGIC INSURANCE POLICY:  FGIC will  unconditionally  and irrevocably  guarantee  interest on the Notes at the applicable  Note Rate,  other than any prepayment  interest  shortfalls or
                                            Relief Act shortfalls,  will cover all losses  allocated to the Notes not covered by excess cash  flow or  Overcollateralization  and will  guarantee  amounts  due on the Notes on the
                                            Payment Date in October 2036.

STEPDOWN DATE:                              The Stepdown Date is the Payment Date occurring on the later of:

                                                (1)      the Payment Date in April 2009 (i.e., on the 31st  Payment Date); and
                                                (2)      the first Payment Date on which the  aggregate  pool  balance,  after  applying  payments  received in the related  collection period,  is less than or equal to 50% of the aggregate  Cut-off Date pool balance.

PRINCIPAL COLLECTION
PAYMENT AMOUNT:                             As to any payment date,  the total  principal  collections  (reduced by any portion used to pay interest on the Notes) for that Payment  Date;  provided  however,  on any Payment Date as to which the  Outstanding  Reserve  Amount  that  would  result  without  regard to this proviso  exceeds the Reserve Amount Target,  the Principal  Collection  Payment Amount will be  reduced  to an  amount  not less  than  zero by the  amount  of the  excess  until  the
                                            Outstanding  Reserve  Amount equals the Reserve  Amount  Target.  To the extent the Reserve
                                            Amount  Target  decreases  on any  Payment  Date,  the amount of the  Principal  Collection
                                            Payment  Amount will be reduced on that  Payment Date and on each  subsequent  Payment Date to the  extent  the  remaining  Outstanding  Reserve  Amount is in  excess  of the  reduced
                                            Reserve  Amount  Target until the  Outstanding  Reserve  Amount  equals the Reserve  Amount
                                            Target.

INITIAL RESERVE AMOUNT:                     On the closing date there is expected to be an Initial Reserve Amount  approximately  equal to [0.30]% of the Cut-off Date pool balance.

RESERVE AMOUNT TARGET:                      As to any  payment  date  prior to the  Stepdown  Date,  an amount  equal to [5.85]% of the aggregate  Cut-off Date pool balance.  On or after the Stepdown  Date,  the Reserve  Amount
                                            Target  will be equal to the  lesser of (a) the  Reserve  Amount  Target as of the  Cut-off
                                            Date and (b) [11.70]% of the aggregate  pool balance after  applying  payments  received in the related  collection  period,  but not lower than  $[1,368,948],  which is approximately
                                            [0.50]% of the aggregate  Cut-off Date pool balance.  However,  any scheduled  reduction to the Reserve Amount Target  described in the preceding  sentence shall not be made as of any
                                            Payment  Date unless  certain loss and  delinquency  tests set forth in the  indenture  are met. In addition,  the Reserve Amount Target may be reduced with the prior written  consent of the Credit Enhancer and notice to the rating agencies.

RESERVE INCREASE AMOUNT:                    As to any payment  date,  the lesser of (i) the amount  available  for payment to the Notes as described  in the sixth item under  Priority of Payments  above and (ii) the excess,  if any, of (a) the Reserve Amount Target over (b) the Outstanding Reserve Amount.

OUTSTANDING RESERVE AMOUNT:                 With respect to any payment  date,  the amount,  if any, by which the pool  balance,  after applying payments  received in the related  collection  period,  exceeds the aggregate note balance of the Notes on the Payment Date,  after  application of principal  collections and
                                            Liquidation  Loss Payment  Amounts for that Payment Date.  The  Outstanding  Reserve Amount will be  increased by payments of the Reserve  Increase  Amount,  if any, to the Notes.  To
                                            the extent that the  Outstanding  Reserve Amount is insufficient or not available to absorb
                                            Liquidation Loss Amounts that are not covered by the Liquidation  Loss Payment Amount,  and if payments are not made under the Policy as required, a noteholder may incur a loss.

LIQUIDATION LOSS
PAYMENT AMOUNT:                             As to any  payment  date,  an amount  equal to the lesser of (i) the amount  available  for payment to the Notes as described in the fourth item under  Priority of Payments  above and
                                            (ii) the sum of (a) 100% of the  Liquidation  Loss  Amounts  on the Home  Loans  during the collection  period  and  (b)  any  Liquidation  Loss  Amounts  remaining  unpaid  from  any preceding  collection  period,  to the extent not reflected on such preceding  Payment Date by a reduction of the Outstanding Reserve Amount.

MASTER SERVICING FEE:                       0.08% per annum of the outstanding  principal  balance of each Home Loan,  payable monthly.
                                            The fees of the Trustees will be paid from the Master Servicing Fee.

SUBSERVICING FEE:                           0.50% per annum, of the outstanding principal balance of each Home Loan payable monthly.

CREDIT ENHANCER PREMIUM:                    [0.29]% per annum of the aggregate principal balance of the Class A Notes payable monthly.

ADVANCING:                                  There is no required  advancing of delinquent  scheduled  monthly  payments of principal or interest on the Home Loans by the Master  Servicer,  the  Subservicer,  the Trustees or any
                                            other entity.

LIQUIDATION LOSS AMOUNT:                    With  respect to any  Payment  Date and any Home Loan that  became a  Liquidated  Home Loan during the related collection  period, the unrecovered  portion of the principal balance of that  Home  Loan at the end of such  collection  period,  after  giving  effect  to the net liquidation  proceeds  applied  to reduce  the  principal  balance  of that Home  Loan.  In addition,  as to any Home  Loan for  which  the  principal  balance  has  been  reduced  in connection  with bankruptcy  proceedings,  the amount of the reduction will be treated as a
                                            Liquidation Loss Amount.

LIQUIDATED HOME LOAN:                       With respect to any Payment Date, any Home Loan which the Master  Servicer has  determined, based on the servicing procedures  specified in the servicing  agreement,  as of the end of the  preceding  collection  period,  that all  liquidation  proceeds  which it  expects  to recover in connection  with the  disposition  of the related  mortgaged  property have been recovered.  In addition,  the Master  Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated.

                                                     AGGREGATE SUMMARY STATISTICS

                                                                                      RANGE (IF APPLICABLE)

NUMBER OF HOME LOANS:                                                    5,519

                                                                                             MINIMUM                  MAXIMUM
AGGREGATE CURRENT PRINCIPAL BALANCE:                                 $273,789,559
AVERAGE CURRENT PRINCIPAL
BALANCE:                                                                $49,609                $253                 $375,000

WEIGHTED AVERAGE LOAN
RATE:                                                                   12.519%               6.000%                  17.000%

WEIGHTED AVERAGE ORIGINAL TERM
(MONTHS):                                                                 251                   60                      360
WEIGHTED AVERAGE REMAINING TERM
(MONTHS):                                                                 246                   46                      360

WEIGHTED AVERAGE ORIGINAL COMBINED
LTV:                                                                    114.66%               8.82%                   125.81%

WEIGHTED AVERAGE CREDIT
SCORE:                                                                    698                  620                      840

WEIGHTED AVERAGE BORROWER
DTI:                                                                     40.50%               6.00%                   65.00%

BALLOON HOME LOANS (% OF TOTAL)
:                                                                        7.72%

WEIGHTED AVERAGE JUNIOR
RATIO:                                                                   27.94%

2ND LIEN POSITION                                                        98.89%

GEOGRAPHIC DISTRIBUTION (TOP 5):   Ohio                                   7.52%
                                   Michigan                               6.94%
                                   North
                                   Carolina                               6.30%
                                   Illinois                               5.78%
                                   Georgia                                5.27%

                                              CREDIT SCORE DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------
RANGE                   NUMBER OF     CUT-OFF     PERCENTAGE      AVERAGE         WEIGHTED     WEIGHTED     WEIGHTED
                                                    OF HOME                       AVERAGE
                                                   LOANS BY                       COMBINED     AVERAGE
OF CREDIT                                           CUT-OFF DATE   CUT-OFF DATE   LOAN-TO-VALUE   RESIDUAL     AVERAGE
SCORES                  HOME LOANS  DATE BALANCE    BALANCE       BALANCE          RATIO         INCOME   JUNIOR RATIO
-----------------------------------------------------------------------------------------------------------------------
   620 -    639             24       1,453,048       0.53          60,544          93.81         9,704       21.05
   640 -    659            557       22,835,355      8.34          40,997          112.63        4,764       22.58
   660 -    679           1,311      58,696,745      21.44         44,772          115.23        4,457       26.26
   680 -    699           1,335      65,890,396      24.07         49,356          116.16        4,613       28.26
   700 -    719           1,071      60,270,148      22.01         56,275          115.67        4,983       30.13
   720 -    739            650       35,125,508      12.83         54,039          114.81        4,908       29.64
   740 -    759            375       19,465,122      7.11          51,907          112.51        5,447       28.76
   760 -    779            132       7,055,491       2.58          53,451          110.51        5,568       28.02
   780 -    799             48       2,306,499       0.84          48,052          102.58        5,137       29.21
   800 -    819             15        622,471        0.23          41,498          85.83         4,203       23.48
   840 -    859             1          68,775        0.03          68,775          48.00         5,328        0.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                    5,519     $273,789,559    100.00%       $49,609          114.66        4,852       27.94

As of the cut-off date, the weighted average Credit Score of the Home Loans was approximately
698.

                                                           LOAN RATES
---------------------------------------------------------------------------------------------------------------------------------
RANGE OF                    NUMBER OF HOME   CUT-OFF DATE BALANCE  PERCENTAGE  AVERAGE   WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                                                  OF HOME
                                                                 LOANS BY                         AVERAGE
                                                                  CUT-OFF   CUT-OFF   AVERAGE    COMBINED   AVERAGE    AVERAGE
                                                                   DATE     DATE      CREDIT    LOAN-TO-VALURESIDUAL   JUNIOR
LOAN RATES (%)              LOANS                                BALANCE    BALANCE    SCORE      RATIO    E INCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
 5.501 -  6.000                2                 82,925            0.03      41,462      668       98.94      4,435      20.06
 6.001 -  6.500                2                134,700            0.05      67,350      743       72.47      4,208      17.26
 6.501 -  7.000                4                139,790            0.05      34,947      743       76.00      3,574      20.38
 7.001 -  7.500                16              1,009,590           0.37      63,099      751       86.37      8,586      21.41
 7.501 -  8.000                47              3,084,096           1.13      65,619      733       86.81      8,198      20.93
 8.001 -  8.500                39              2,195,831           0.80      56,303      717       86.80      7,987      20.55
 8.501 -  9.000                61              5,239,195           1.91      85,888      717       88.21      10,157     21.22
 9.001 -  9.500                48              3,073,835           1.12      64,038      704       90.56      6,750      21.71
 9.501 - 10.000               154              8,651,622           3.16      56,179      701      106.76      5,443      28.73
10.001 - 10.500               128              7,579,306           2.77      59,213      709      109.38      5,366      28.90
10.501 - 11.000               280              15,940,874          5.82      56,932      714      110.39      6,130      28.16
11.001 - 11.500               451              23,667,628          8.64      52,478      707      114.58      5,169      27.82
11.501 - 12.000               608              32,474,257          11.86     53,412      713      116.43      4,691      28.47
12.001 - 12.500               691              34,444,665          12.58     49,848      699      117.81      4,394      27.66
12.501 - 13.000               713              35,751,686          13.06     50,143      702      117.40      4,260      28.85
13.001 - 13.500               476              23,032,964          8.41      48,389      692      118.55      4,268      29.57
13.501 - 14.000               691              31,561,863          11.53     45,676      686      118.48      3,959      28.24
14.001 - 14.500               462              20,378,054          7.44      44,108      679      118.09      3,619      26.44
14.501 - 15.000               280              11,939,694          4.36      42,642      677      116.79      3,832      29.93
15.001 - 15.500               145              5,530,905           2.02      38,144      672      116.22      3,924      26.25
15.501 - 16.000                85              2,853,790           1.04      33,574      668      114.71      4,674      29.28
16.001 - 16.500                89              3,491,062           1.28      39,225      655      115.42      4,307      27.33
16.501 - 17.000                47              1,531,230           0.56      32,579      667      113.72      10,587     28.30
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       5,519            $273,789,559        100.00%    $49,609     698      114.66      4,852      27.94

As of the cut-off date, the Weighted average loan rate of the Home Loans was approximately
12.519%

                                                   PRINCIPAL BALANCES
-------------------------------------------------------------------------------------------------------------------------
             RANGE OF                 NUMBER    CUT-OFF DATE    PERCENTAGE  WEIGHTED     WEIGHTED   WEIGHTED   WEIGHTED
                                                                 OF HOME                 AVERAGE
                                                                 LOANS BY   AVERAGE      COMBINED   AVERAGE    AVERAGE
                                      OF HOME                    CUT-OFF    CREDIT     LOAN-TO-VALUERESIDUAL   JUNIOR
        PRINCIPAL BALANCE ($)         LOANS       BALANCE     DATE BALANCE   SCORE       RATIO       INCOME     RATIO
-------------------------------------------------------------------------------------------------------------------------
          0.00 - 25,000.00              623      12,835,510        4.69        692        110.58      3,412      19.34
        25,000.01 - 50,000.00          2,969     113,722,632      41.54        691        115.20      3,950      24.51
        50,000.01 - 75,000.00          1,302     80,871,017       29.54        703        117.05      4,490      30.62
       75,000.01 - 100,000.00           400      35,154,078       12.84        701        115.06      5,335      33.63
       100,000.01 - 125,000.00          135      15,568,758        5.69        707        115.36      6,109      34.79
       125,000.01 - 150,000.00           43       6,006,382        2.19        716        108.33      7,902      33.48
            150,000.01 +                 47       9,631,182        3.52        711        95.04       14,170     23.19
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559     100.00%       698        114.66      4,852      27.94

As of the cut-off date, the average unpaid principal balance of the Home Loans was approximately
$49,609.07

                                                ORIGINAL COMBINED LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
ORIGINAL COMBINED LTV RATIO (%)       NUMBER    CUT-OFF DATE    PERCENTAGE  AVERAGE      WEIGHTED     WEIGHTED   WEIGHTED
                                                                 OF HOME
                                                                 LOANS BY                AVERAGE      AVERAGE    AVERAGE
                                      OF HOME                    CUT-OFF    PRINCIPAL     CREDIT      RESIDUAL   JUNIOR
AS OF ORIGINATION                      LOANS       BALANCE     DATE BALANCE  BALANCE      SCORE        INCOME      RATIO
----------------------------------------------------------------------------------------------------------------------------
            0.00 - 20.00                 9         502,461         0.18       55,829       725         7,126        0.00
            20.01 - 30.00                4         238,890         0.09       59,722       724         8,023        0.00
            40.01 - 50.00                5         245,842         0.09       49,168       743         4,439       59.88
            50.01 - 60.00                7         395,739         0.14       56,534       669         3,747       40.86
            60.01 - 70.00                16        781,507         0.29       48,844       716         4,967       34.86
            70.01 - 75.00                9         410,190         0.15       45,577       700         6,612       26.50
            75.01 - 80.00                47       3,086,660        1.13       65,674       709         6,749       28.21
            80.01 - 85.00                22        844,546         0.31       38,388       690         5,429       23.67
            85.01 - 90.00               113       5,463,724        2.00       48,352       697         10,385      18.39
            90.01 - 95.00               117       7,060,580        2.58       60,347       708         9,927       21.28
           95.01 - 100.00               361      18,992,805        6.94       52,612       705         6,998       23.15
           100.01 - 105.00              273      11,701,279        4.27       42,862       694         4,559       26.16
           105.01 - 110.00              565      25,800,590        9.42       45,665       695         4,557       26.04
           110.01 - 115.00              854      40,028,401       14.62       46,872       696         4,398       26.65
           115.01 - 120.00              892      45,472,261       16.61       50,978       694         4,346       29.14
           120.01 - 125.00             2,219     112,470,499      41.08       50,685       698         4,210       30.15
              125.01 +                   6         293,587         0.11       48,931       704         3,713       33.24
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559     100.00%     $49,609       698         4,852       27.94

As of the cut-off date, the Weighted average Combined LTV ratio at origination of the Home Loans was approximately 114.66

                                                       JUNIOR RATIO
----------------------------------------------------------------------------------------------------------------------------
              RANGE OF                NUMBER    CUT-OFF DATE    PERCENTAGE  AVERAGE      WEIGHTED     WEIGHTED   WEIGHTED
                                                                 OF HOME                              AVERAGE
                                                                 LOANS BY   CUT-OFF      AVERAGE      COMBINED   AVERAGE
                                      OF HOME                    CUT-OFF    DATE          CREDIT    LOAN-TO-VALUERESIDUAL
        JUNIOR RATIOS (%)             LOANS       BALANCE     DATE BALANCE  BALANCE      SCORE        RATIO       INCOME
----------------------------------------------------------------------------------------------------------------------------
             0.00 - 5.00                 1         14,978          0.01       14,978       666         105.00        0
            5.01 - 10.00                 93       2,361,702        0.87       25,395       693         103.42      6,139
            10.01 - 15.00               482      15,997,987        5.91       33,191       689         107.64      5,672
            15.01 - 20.00              1,378     59,476,028       21.97       43,161       693         114.07      5,270
            20.01 - 25.00               966      44,276,436       16.35       45,835       695         114.12      5,683
            25.01 - 30.00               868      44,578,343       16.47       51,358       697         115.40      4,504
            30.01 - 40.00              1,182     70,587,260       26.07       59,718       702         117.70      4,225
            40.01 - 50.00               387      26,059,932        9.63       67,338       707         117.87      4,051
            50.01 - 60.00                85       5,631,806        2.08       66,257       704         118.46      3,820
            60.01 - 70.00                22       1,373,128        0.51       62,415       700         113.31      4,078
            70.01 - 80.00                5         198,592         0.07       39,718       698         88.06       2,278
            80.01 - 90.00                3         184,821         0.07       61,607       687         123.47      6,258
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559     100.00%     $49,609       698         114.66      4,852

A junior ratio is the ratio of the original amount of a Home Loans secured by a second lien to the sum of (1) the original amount of the Home Loans and (2) the unpaid principal balance of any senior lien at the time of the origination for the
Home Loan

As of the cut-off date, the weighted average junior ratio of the Home Loans was approximately
27.94%

                                          ORIGINAL TERM TO MATURITY OF THE HOME LOANS
---------------------------------------------------------------------------------------------------------------------------------
               RANGE OF               NUMBER     CUT-OFF DATE   PERCENTAGE  AVERAGE     WEIGHTED   WEIGHTED  WEIGHTED   WEIGHTED
                                                                OF HOME                           AVERAGE
                                                                LOANS BY   CUT-OFF      AVERAGE   COMBINED  AVERAGE    AVERAGE
          ORIGINAL TERM TO            OF HOME                   CUT-OFF    DATE         CREDIT    LOAN-TO-VARESIDUAL   JUNIOR
              MATURITY                 LOANS      BALANCE     DATE BALANCE  BALANCE      SCORE      RATIO   LUINCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
              1 - 108                    3        118,692         0.04       39,564       743      121.02     6,607      34.23
             109 - 168                  63       2,513,036        0.92       39,889       707      115.06     4,877      27.52
             169 - 180                 2,113     99,152,035      36.21       46,925       702      111.35     5,235      27.23
             181 - 288                  438      19,755,088       7.22       45,103       698      112.81     4,538      25.66
             289 - 300                 2,851    149,112,700      54.46       52,302       695      117.21     4,574      28.72
               301 +                    51       3,138,008        1.15       61,530       680      109.16     5,378      27.59
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559    100.00%     $49,609       698      114.66     4,852      27.94

As of the cut-off date, the weighted average original term to maturity of the Home Loans was approximately 251.

                                                   REMAINING TERM TO MATURITY
---------------------------------------------------------------------------------------------------------------------------------
RANGE OF                              NUMBER     CUT-OFF DATE   PERCENTAGE  AVERAGE     WEIGHTED   WEIGHTED  WEIGHTED   WEIGHTED
                                                                OF HOME                           AVERAGE
                                                                LOANS BY   CUT-OFF      AVERAGE   COMBINED  AVERAGE    AVERAGE
MONTHS REMAINING TO                   OF HOME                    CUT-OFF    DATE         CREDIT    LOAN-TO-VARESIDUAL   JUNIOR
SCHEDULED MATURITY                     LOANS      BALANCE     DATE BALANCE  BALANCE      SCORE      RATIO   LUINCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
   1 -   96                              9        233,245         0.09       25,916       714      119.05     6,060      35.50
  97 -  108                             126      3,785,616        1.38       30,045       688      114.08       0        35.39
 109 -  120                             97       3,598,137        1.31       37,094       700      116.38     4,897      28.59
 121 -  156                              4        175,012         0.06       43,753       690      114.21     4,134      35.46
 157 -  168                             22        844,887         0.31       38,404       692      109.79     14,213     28.33
 169 -  180                            1,944     94,044,628      34.35       48,377       703      111.22     5,212      26.79
 181 -  288                             645      28,880,858      10.55       44,777       695      113.87     4,536      29.42
 289 -  300                            2,621    139,089,168      50.80       53,067       696      117.27     4,574      28.11
 301 +                                  51       3,138,008        1.15       61,530       680      109.16     5,378      27.59
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559    100.00%     $49,609       698      114.66     4,852      27.94

As of the cut-off date, the weighted average remaining term to maturity of the Home Loans was approximately 246.

                                                      YEAR OF ORIGINATION
---------------------------------------------------------------------------------------------------------------------------------
YEAR OF ORIGINATION                  NUMBER    CUT-OFF DATE   PERCENTAGE  AVERAGE      WEIGHTED   WEIGHTED  WEIGHTED   WEIGHTED
                                                               OF HOME                            AVERAGE
                                                               LOANS BY   CUT-OFF      AVERAGE    COMBINED  AVERAGE    AVERAGE
                                     OF HOME                   CUT-OFF    DATE          CREDIT    LOAN-TO-VARESIDUAL   JUNIOR
                                       LOANS      BALANCE    DATE BALANCE  BALANCE      SCORE       RATIO   LUINCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
                1999                     2        61,557         0.02       30,779       703       119.91     4,306      34.87
                2000                    410     15,458,011       5.65       37,702       687       116.02       0        35.97
                2001                     1        46,717         0.02       46,717       676       121.00     4,063      27.59
                2002                     1        26,364         0.01       26,364       650       102.00       0        12.69
                2003                     1        16,026         0.01       16,026       677       111.00     2,005      24.16
                2004                    15        613,906        0.22       40,927       689       112.33     17,144     28.57
                2005                    92       4,379,127       1.60       47,599       702        95.04     7,038      20.83
                2006                   4,997    253,187,851     92.48       50,668       699       114.92     4,803      27.51
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519   $273,789,559    100.00%     $49,609       698       114.66     4,852      27.94

                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
STATE                        NUMBER OF HOME     CUT-OFF   PERCENTAGE  AVERAGE   WEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                                            OF HOME
                                                           LOANS BY                       AVERAGE
                                                            CUT-OFF   CUT-OFF   AVERAGE   COMBINED   AVERAGE     AVERAGE
                                                 DATE        DATE     DATE      CREDIT    LOAN-TO-VALRESIDUAL    JUNIOR
                                 LOANS          BALANCE     BALANCE    BALANCE    SCORE     RATIO    UINCOME      RATIO
---------------------------------------------------------------------------------------------------------------------------
Alabama                          184          8,708,466     3.18      47,329      696      117.13     4,122      31.12
Alaska                            25          1,287,077     0.47      51,483      690      118.20     3,959      29.09
Arizona                           49          2,946,718     1.08      60,137      694      113.93     4,895      27.64
Arkansas                          13           522,831      0.19      40,218      699      111.64     4,679      27.20
California                       143         12,609,134     4.61      88,176      706      99.80      8,821      21.54
Colorado                         187         10,220,364     3.73      54,654      707      117.08     4,520      25.26
Connecticut                       20          1,014,997     0.37      50,750      692      106.46     4,855      21.12
Delaware                          10           631,196      0.23      63,120      715      107.17     4,691      29.69
District of Columbia              2            174,812      0.06      87,406      766      96.40      8,263      16.93
Florida                          165         10,067,169     3.68      61,013      696      108.98     6,602      24.60
Georgia                          297         14,431,359     5.27      48,590      692      117.43     4,664      29.25
Hawaii                            1            65,709       0.02      65,709      717      119.00       0        28.08
Idaho                             23          1,227,276     0.45      53,360      720      116.91     5,137      32.32
Illinois                         293         15,813,255     5.78      53,970      692      115.95     4,877      29.65
Indiana                          277         11,316,174     4.13      40,853      693      116.62     3,983      27.07
Iowa                             152          6,506,914     2.38      42,809      699      117.65     4,037      29.87
Kansas                           172          7,045,921     2.57      40,965      693      119.12     4,126      28.55
Kentucky                          96          4,474,045     1.63      46,605      698      118.24     4,569      30.23
Louisiana                         40          1,908,991     0.70      47,725      693      117.92     4,127      30.41
Maine                             23           982,534      0.36      42,719      693      116.45     3,353      26.16
Maryland                          37          2,128,098     0.78      57,516      688      112.88     6,625      20.85
Massachusetts                     46          3,071,304     1.12      66,767      691      107.96     4,619      25.02
Michigan                         385         19,001,098     6.94      49,354      700      115.78     5,239      27.96
Minnesota                         90          4,731,282     1.73      52,570      697      111.48     4,706      22.05
Mississippi                       47          2,019,227     0.74      42,962      686      118.18     6,388      29.94
Missouri                         231         10,346,961     3.78      44,792      700      117.35     4,248      26.99
Montana                           9            268,715      0.10      29,857      699      112.79     4,036      23.70
Nebraska                         111          5,200,850     1.90      46,855      698      116.37     4,801      28.49
Nevada                            48          2,550,714     0.93      53,140      695      108.86     4,526      23.07
New Hampshire                     25          1,544,293     0.56      61,772      699      115.27     5,236      25.79
New Jersey                        27          1,525,513     0.56      56,500      702      101.67     8,318      22.62
New Mexico                        27          1,368,754     0.50      50,695      693      113.97     3,809      33.63
New York                         186          9,504,261     3.47      51,098      696      115.66     4,518      32.50
North Carolina                   351         17,240,720     6.30      49,119      696      116.71     4,690      29.31
North Dakota                      26          1,066,366     0.39      41,014      699      116.81     4,044      33.10
Ohio                             492         20,601,246     7.52      41,872      700      118.23     4,168      25.85
Oklahoma                         125          5,384,292     1.97      43,074      694      115.10     4,373      30.83
Oregon                            33          1,838,838     0.67      55,722      697      108.89     5,417      27.03
Pennsylvania                     266         12,706,972     4.64      47,771      699      117.07     3,959      31.87
Rhode Island                      8            538,369      0.20      67,296      732      116.86     5,399      24.53
South Carolina                   150          7,271,867     2.66      48,479      695      116.33     4,425      29.44
South Dakota                      19           738,110      0.27      38,848      709      113.00     3,716      27.26
Tennessee                         43          1,735,204     0.63      40,354      702      116.62     3,831      34.14
Texas                             51          2,427,659     0.89      47,601      723      80.96      6,701      23.60
Utah                              43          1,944,784     0.71      45,228      702      114.17     4,195      28.00
Vermont                           2            93,162       0.03      46,581      703      117.78     2,241      29.40

                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES (CONT.)
-------------------------------------------------------------------------------------------------------------------
STATE                NUMBER OF HOME     CUT-OFF   PERCENTAGE  AVERAGE   WEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                                    OF HOME
                                                   LOANS BY                       AVERAGE
                                                    CUT-OFF   CUT-OFF   AVERAGE   COMBINED   AVERAGE     AVERAGE
                                         DATE        DATE     DATE      CREDIT    LOAN-TO-VALRESIDUAL    JUNIOR
                         LOANS          BALANCE     BALANCE    BALANCE    SCORE     RATIO    UINCOME      RATIO
-------------------------------------------------------------------------------------------------------------------
West Virginia             13           387,665      0.14      29,820      675      108.74     4,878      31.58
Wisconsin                238         11,832,578     4.32      49,717      700      117.60     3,844      30.17
Virginia                 124          7,579,779     2.77      61,127      703      109.67     5,728      25.80
Washington                79          4,346,366     1.59      55,017      695      112.09     5,587      26.25
Wyoming                   15           839,570      0.31      55,971      685      118.71     4,026      35.55
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                5,519        $273,789,559  100.00%    $49,609     698      114.66     4,852      27.94

                                                           LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
LOAN PURPOSE                          NUMBER OF HOME     CUT-OFF   PERCENTAGE  AVERAGE   WEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                                                     OF HOME
                                                                    LOANS BY                       AVERAGE
                                                                     CUT-OFF   CUT-OFF   AVERAGE   COMBINED   AVERAGE     AVERAGE
                                                          DATE        DATE     DATE      CREDIT    LOAN-TO-VALRESIDUAL    JUNIOR
                                          LOANS          BALANCE     BALANCE    BALANCE    SCORE     RATIO    UINCOME      RATIO
------------------------------------------------------------------------------------------------------------------------------------
Asset Acquisition                           1            75,000       0.03      75,000      729      121.00     5,568      37.71
Cash                                      1,150        53,812,559     19.65     46,794      699      113.48     4,570      25.61
Debt Consolidation                        2,637        132,553,128    48.41     50,267      700      116.73     4,303      28.73
Home Improvement                            63          3,401,080     1.24      53,985      714      110.38     5,219      30.46
Lower Rate/Reduced                         290         15,483,104     5.66      53,390      700      110.44     5,963      24.67
Other                                       6            229,127      0.08      38,188      702      98.08      5,458      15.61
Purchase Money                             173         12,716,875     4.64      73,508      707      97.57     10,744      19.58
Refi - Cash                               1,179        53,988,209     19.72     45,792      688      117.22       0        31.04
Refi - Rate                                 7            339,711      0.12      48,530      679      116.29       0        27.44
Texas Cash Out                             13          1,190,766     0.43      91,597      726      74.25      7,922      15.79
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    5,519        $273,789,559  100.00%    $49,609     698      114.66     4,852      27.94

                                                           LIEN PRIORITY
------------------------------------------------------------------------------------------------------------------------------------
Lien Priority                         NUMBER OF HOME     CUT-OFF   PERCENTAGE  AVERAGE   WEIGHTED  WEIGHTED   WEIGHTED   WEIGHTED
                                                                     OF HOME
                                                                    LOANS BY                       AVERAGE
                                                                     CUT-OFF   CUT-OFF   AVERAGE   COMBINED   AVERAGE     AVERAGE
                                                          DATE        DATE     DATE      CREDIT    LOAN-TO-VALRESIDUAL    JUNIOR
                                          LOANS          BALANCE     BALANCE    BALANCE    SCORE     RATIO    UINCOME      RATIO
------------------------------------------------------------------------------------------------------------------------------------
First Lien                                  47          3,048,544     1.11      64,863      707      66.05      5,182      0.00
Second Lien                               5,472        270,741,015    98.89     49,478      698      115.21     4,848      27.94
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    5,519        $273,789,559  100.00%    $49,609     698      114.66     4,852      27.94

                                                       DEBT-TO-INCOME RATIOS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                           NUMBER OF HOME   CUT-OFF DATE   PERCENTAGE  AVERAGE   WEIGHTED   WEIGHTED   WEIGHTED  WEIGHTED
                                                                    OF HOME                          AVERAGE
                                                                    LOANS BY   CUT-OFF   AVERAGE    COMBINED   AVERAGE   AVERAGE
DEBT-TO-INCOME RATIOS                                                CUT-OFF    DATE      CREDIT    LOAN-TO-VALURESIDUAL  JUNIOR
AS OF THE DATE OF ORIGINATION (%)       LOANS          BALANCE    DATE BALANCE  BALANCE    SCORE      RATIO    EINCOME     RATIO
------------------------------------------------------------------------------------------------------------------------------------
           0.00 - 5.00                   54           3,837,072       1.40      71,057      692       91.02        0       22.62
          5.01 - 10.00                    2            42,305         0.02      21,152      704       90.90      4,899     19.29
          10.01 - 15.00                  14            627,076        0.23      44,791      715      106.59     21,016     24.43
          15.01 - 20.00                  53           1,948,830       0.71      36,770      710      110.67      7,013     32.52
          20.01 - 25.00                  176          6,973,305       2.55      39,621      705      110.30      6,565     31.90
          25.01 - 30.00                  420         18,001,354       6.57      42,860      702      114.36      5,794     30.00
          30.01 - 35.00                  835         37,336,922      13.64      44,715      699      114.92      5,429     28.39
          35.01 - 40.00                 1,169        56,239,832      20.54      48,109      696      114.65      5,253     27.84
          40.01 - 45.00                 1,365        68,669,323      25.08      50,307      697      114.51      4,689     27.19
          45.01 - 50.00                 1,369        76,528,703      27.95      55,901      697      116.67      3,847     27.89
          50.01 - 55.00                  42           2,525,579       0.92      60,133      692      114.86      3,412     28.98
          55.01 - 60.00                  16            868,808        0.32      54,300      705      103.27      3,738     20.65
             60.01 +                      4            190,450        0.07      47,613      742       98.32      3,832     19.60
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  5,519       $273,789,559    100.00%     $49,609     698      114.66      4,852     27.94

As of the cut-off date, the Weighted average debt-to-income ratio as of the date of origination of the Home Loans was approximately 40.50%

                                                        DOCUMENTATION TYPES
------------------------------------------------------------------------------------------------------------------------------------
DOCUMENTATION TYPES                   NUMBER    CUT-OFF DATE    PERCENTAGE  AVERAGE      WEIGHTED   WEIGHTED   WEIGHTED  WEIGHTED
                                                                 OF HOME                            AVERAGE
                                                                 LOANS BY   CUT-OFF      AVERAGE    COMBINED   AVERAGE   AVERAGE
                                      OF HOME                    CUT-OFF    DATE          CREDIT    LOAN-TO-VALRESIDUAL  JUNIOR
                                       LOANS       BALANCE     DATE BALANCE  BALANCE      SCORE       RATIO    UINCOME     RATIO
------------------------------------------------------------------------------------------------------------------------------------
1 Paystub                                13        683,809         0.25       52,601       740        79.30      6,521     31.30
Fast Doc/Reduced                         7         480,076         0.18       68,582       736        100.18     7,595     25.01
Full/Alt                               4,043     199,319,831      72.80       49,300       700        116.29     4,491     27.68
Full/Alternative                       1,185     54,301,557       19.83       45,824       688        117.23       0       31.02
Lite Doc                                 18        775,010         0.28       43,056       707        90.74      5,617     23.39
No Doc                                   16       1,072,186        0.39       67,012       700        87.66        0       22.92
No Documentation                         1         26,364          0.01       26,364       650        102.00       0       12.69
No Income/No Asset                       10        891,946         0.33       89,195       681        89.68        0       26.86
No Ratio/No Stated Income                28       1,872,940        0.68       66,891       693        93.58        0       20.56
Stated Income/Easy Doc                  185      13,543,071        4.95       73,206       705        91.73      9,680     20.58
Stated Income/Stated Asset               13        822,769         0.30       63,290       694        98.79      9,091     17.78
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5,519    $273,789,559     100.00%     $49,609       698        114.66     4,852     27.94

                                                        OCCUPANCY TYPES
---------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY TYPES                      NUMBER    CUT-OFF DATE   PERCENTAGE  AVERAGE      WEIGHTED   WEIGHTED  WEIGHTED   WEIGHTED
                                                                OF HOME
                                                               LOANS BY                           AVERAGE
                                                                CUT-OFF   CUT-OFF      AVERAGE    COMBINED  AVERAGE    AVERAGE
                                     OF HOME                     DATE     DATE          CREDIT    LOAN-TO-VARESIDUAL   JUNIOR
                                      LOANS       BALANCE       BALANCE    BALANCE      SCORE       RATIO   LUINCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
Primary                               5,434     270,427,396      98.77      49,766       698       115.00     4,769      28.05
Non-Owner Occupied                      67       2,489,058       0.91       37,150       715        85.10     12,429     18.12
2nd Vacation                            18        873,105        0.32       48,506       711        94.84     10,908     18.06
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                5,519    $273,789,559     100.00%    $49,609       698       114.66     4,852      27.94

                                                       AMORTIZATION TYPES
---------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION TYPES                       NUMBER   CUT-OFF DATE  PERCENTAGE  AVERAGE     WEIGHTED   WEIGHTED  WEIGHTED  WEIGHTED
                                                                  OF HOME
                                                                 LOANS BY                          AVERAGE
                                                                  CUT-OFF   CUT-OFF      AVERAGE   COMBINED  AVERAGE   AVERAGE
                                         OF HOME                   DATE     DATE         CREDIT    LOAN-TO-VARESIDUAL  JUNIOR
                                          LOANS      BALANCE      BALANCE    BALANCE      SCORE      RATIO   LINCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing                          5,196    252,662,762     92.28      48,626       697      116.38     4,504     28.49
30/15 Balloon                              318     20,821,516      7.60       65,476       704       93.79     8,763     21.08
30/20 Balloon                               3        131,820       0.05       43,940       705      115.00     4,848     14.16
30/25 Balloon                               2        173,461       0.06       86,730       713      122.72     3,887     35.61
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    5,519   $273,789,559    100.00%    $49,609       698      114.66     4,852     27.94

                                                         PROPERTY TYPES
---------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPES             NUMBER OF    CUT-OFF     PERCENTAGE     AVERAGE     WEIGHTED        WEIGHTED     WEIGHTED  WEIGHTED
                                                      OF HOME                                  AVERAGE
                                                     LOANS BY      CUT-OFF                     COMBINED     AVERAGE   AVERAGE
                                                   CUT-OFF DATE     DATE        AVERAGE     LOAN-TO-VALUE   RESIDUAL  JUNIOR
                          HOME LOANS  DATE BALANCE    BALANCE      BALANCE   CREDIT SCORE       RATIO        INCOME     RATIO
---------------------------------------------------------------------------------------------------------------------------------
2-4 Family                     6        235,895        0.09        39,316         702           111.73          0        0.00
Condominium                   209      10,693,822      3.91        51,167         698           112.17        4,678     18.96
Manufactured Home              2        110,686        0.04        55,343         663           106.72        2,861      0.00
Modular                        3        210,177        0.08        70,059         688           95.66         2,909      0.00
Multifamily                   34       2,137,006       0.78        62,853         702           97.67         7,461     19.57
Multifamily Mixed Us           1         19,914        0.01        19,914         799           90.00         4,423      0.00
PUD                           20       1,461,181       0.53        73,059         688           116.77          0        0.00
PUD Attached                  27       1,201,755       0.44        44,509         700           99.18         4,392     17.95
PUD Detached                  249      16,737,200      6.11        67,218         701           111.08        7,125     18.96
Single Family                1,113     50,371,976      18.40       45,258         688           117.28          0        0.00
Single Family Reside         3,830    189,384,990      69.17       49,448         700           114.70        4,655     19.51
Site Condominium               1         38,963        0.01        38,963         668           125.00        4,086      0.00
Townhouse/Rowhouse A          24       1,185,993       0.43        49,416         700           118.74        3,758      0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       5,519    $273,789,559    100.00%      $49,609        698           114.66        4,852     27.94

                                                    PREPAYMENT PENALTY TERMS
---------------------------------------------------------------------------------------------------------------------------------
  PREPAYMENT     NUMBER OF   CUT-OFF DATE  PERCENTAGE OF    AVERAGE    WEIGHTED       WEIGHTED        WEIGHTED       WEIGHTED
                                                                                      AVERAGE
                                           HOME LOANS BY    CUT-OFF     AVERAGE       COMBINED        AVERAGE
                                            CUT-OFF DATE     DATE       CREDIT     LOAN-TO-VALUE      RESIDUAL       AVERAGE
 PENALTY TERMS   HOME LOANS     BALANCE       BALANCE       BALANCE      SCORE         RATIO           INCOME      JUNIOR RATIO
---------------------------------------------------------------------------------------------------------------------------------
6M PP                15         818,397         0.30        54,560        697          107.10          9,971          20.66
1YR PP              235       10,659,271        3.89        45,359        696          114.93          5,913          25.73
2YR PP               12         887,039         0.32        73,920        678          102.22          6,950          22.29
3YR PP             1,341      62,446,891       22.81        46,567        700          116.78          4,257          26.85
5YR PP              354       19,080,067        6.97        53,898        689          117.58          4,338          29.21
No PP              3,562      179,897,894      65.71        50,505        698          113.70          5,047          28.37
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:             5,519     $273,789,559     100.00%       $49,609       698          114.66          4,852          27.94

                                           RESIDUAL INCOME AS OF THE ORIGINATION DATE
---------------------------------------------------------------------------------------------------------------------------------
         RANGE OF         NUMBER OF     CUT-OFF     PERCENTAGE     AVERAGE      WEIGHTED      WEIGHTED       WEIGHTED
         RESIDUAL                                   OF HOME                                  AVERAGE
        INCOME                                      LOANS BY                   AVERAGE       COMBINED
   AS OF THE DATE OF                              CUT-OFF DATE    CUT-OFF       CREDIT     LOAN-TO-VALUE    AVERAGE
      ORIGINATION        HOME LOANS  DATE BALANCE    BALANCE    DATE BALANCE    SCORE          RATIO      JUNIOR RATIO
-----------------------------------------------------------------------------------------------------------------------
Less than 1,500            1,253      58,612,386      21.41        46,778        688          115.35         30.54
1,500.00 - 1,999.00         123       3,997,308       1.46         32,498        708          104.45         29.04
1,999.01 - 2,999.00         949       38,837,815      14.19        40,925        705          115.74         28.58
2,999.01 - 3,999.00        1,289      60,471,145      22.09        46,913        698          116.60         28.43
3,999.01 - 4,999.00         917       47,304,973      17.28        51,587        698          116.47         27.34
4,999.01 - 5,999.00         429       23,600,010      8.62         55,012        700          115.86         26.48
5,999.01 and Greater        559       40,965,921      14.96        73,284        704          108.01         24.17
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                     5,519     $273,789,559    100.00%      $49,609        698          114.66         27.94

The weighted  average amount of residual income as of the date of origination of the Home Loans will be approximately  $[$4,852].  With respect to any Home Loan,  the amount of residual  income is determined by  subtracting  from the related  borrower's  after-tax  gross monthly income the sum of (1) the amount of the monthly  payment on the related Home Loan,  and (2) the amount of any monthly  payments on any senior mortgages and any other credit items which appear on the borrower's credit report or through other documentation.

Home Loans indicated as having a residual  income that is "Not Available"  includes Home Loans where the residual income at origination was not provided by the related seller.

                                                      CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
Matthew Perkins                            (212) 272-7977              mperkins@bear.com
Senior Managing Director
Lisa Marks                                 (212) 272-6024              lmarks@bear.com
Managing Director
Josephine Musso                            (212) 272-6033              jmusso@bear.com
Managing Director
Nicholas Smith                             (212) 272-1241              nesmith@bear.com
Vice President
Paul Nostro                                (212) 272-7621              pnostro@bear.com
Collateral Analyst
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                       TELEPHONE:                  E-MAIL:
Jeffrey Verschleiser                        (212) 272-5451              jverschleiser@bear.com
Senior Managing Director
Scott Eichel                                (212) 272-5451              seichel@bear.com
Senior Managing Director
Carol Fuller                                (212) 272-4955              cfuller@bear.com
Senior Managing Director
Angela Ward                                 (212) 272-4955              adward@bear.com
Associate Director
------------------------------------------- --------------------------- -------------------------------------------------

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard                              (212) 553-1382               odile.grisardboucher@moodys.com
STANDARD AND POOR'S
Kenneth Epstein                            (212) 438-4065               Kenneth_epstein@standardandpoors.com

------------------------------------------ ---------------------------- --------------------------------------------------